Exhibit 99.3

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Announces Exercise In Full of Underwriters’ Over-allotment Option and Subsequent Closing of 1.75% Convertible Senior Notes Due 2026

Bethesda, MD, February 9, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has closed its previously announced underwritten public offering of $250,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2026 (the “Notes”), including $35,000,000 aggregate principal amount of Notes sold pursuant to the exercise in full of the underwriters’ over-allotment option to purchase additional Notes. The Notes have terms identical to the $500,000,000 aggregate principal amount of 1.75% Convertible Senior Notes due 2026 issued by the Company on December 15, 2020 (the “Initial Notes”) and are of the same series as the Initial Notes. The Notes have the same CUSIP number and are expected to trade interchangeably with the Initial Notes.

“With the successful completion of this Notes offering, we now have approximately $790 million of liquidity,” noted Raymond D Martz, Chief Financial Officer for Pebblebrook Hotel Trust. “Also, we’ve strengthened our balance sheet through this offering of convertible notes and improved our debt maturity schedule by allowing for the paydown of approximately $177 million of our 2021 and 2022 debt maturities. This enhances our ability to take advantage of investment opportunities in 2021 and beyond. We appreciate the strong support by the noteholders who participated in this offering.”

The Notes are the Company's senior unsecured obligations and rank equally with all of its existing and future unsecured debt that is not subordinated, senior to any future subordinated debt and junior to all existing and future debt and preferred equity of the Company’s subsidiaries. The Notes pay interest semiannually at a rate of 1.75% per annum and will mature on December 15, 2026. The Notes have an initial conversion rate of 39.2549 per $1,000 principal amount of the Notes (equivalent to a conversion price of approximately $25.47 per common share of the Company (“Common Shares”) and a conversion premium of approximately 35.0% based on the closing price of $18.87 per Common Share on December 10, 2020). The initial conversion rate of the Notes is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to June 15, 2026, the Notes are convertible only upon certain circumstances and during certain periods, and thereafter will be convertible at any time prior to the close of business on the second scheduled trading day prior to maturity of the Notes. Upon conversion, holders will receive cash, Common Shares or a combination thereof at the Company's election.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the underwriters, their respective affiliates and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of Common Shares underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to Common Shares upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions was initially $33.0225, which represents a premium of 75.0% over the last reported sale price of Common Shares on the New York Stock Exchange on December 10, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Shares and/or purchasing or selling Common Shares or other securities of the Company in secondary market transactions prior to the maturity of the Notes (and are likely to do so following any conversion, repurchase, or redemption of the Notes, to the extent the Company exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Common Shares or the Notes, which could affect the ability of holders to convert the Notes. To the extent the activity occurs during any observation period related to a conversion of the Notes, it could also affect the number of Common Shares and value of the consideration that holders will receive upon conversion of the Notes.

The Company used a portion of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions, including the additional capped call transactions the Company entered into pursuant to the exercise in full of the underwriters’ over-allotment option to purchase additional Notes. The Company contributed the remainder of the net proceeds to its operating partnership. The operating partnership will use the net proceeds to reduce amounts outstanding under the Company’s senior unsecured revolving credit facility and unsecured term loans.

BofA Securities, Raymond James, Wells Fargo Securities and Truist Securities acted as the joint book-running managers of the offering. US Bancorp and PNC Capital Markets LLC acted as the co-lead managers of the offering. Capital One Securities, Regions Securities LLC, BMO Capital Markets, Scotiabank, SMBC Nikko and TD Securities acted as the co-managers of the offering.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and a leading owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: the Company’s estimate of loan paydowns and the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of February 9, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330